Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Third Quarter 2017 Results
Third Quarter Net Income of $0.11 Per Share
Third Quarter Normalized FFO of $0.41 Per Share
Completed 436,102 Square Feet of Leasing in the Third Quarter
Third Quarter Same Property Cash Basis NOI increased 4.5%
Acquired First Potomac Realty Trust for Approximately $1.4 Billion After Quarter End

Newton, MA (October 31, 2017): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and nine months ended September 30, 2017.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust remained active in its leasing during the third quarter of 2017, entering into new and renewal leases for over 436,000 square feet of space. We also had solid property level operating results with third quarter Same Property NOI and Cash Basis NOI up 2.6% and 4.5%, respectively, as compared to the third quarter of 2016. In addition, we completed our acquisition of First Potomac Realty Trust just after quarter end, expanding our business strategy and providing increased scale, which we expect will have enduring benefits for us and our shareholders. However, despite the foregoing positive activities, the $789 million in capital we raised at the beginning of the quarter negatively impacted our consolidated results as those proceeds were substantially unutilized until the closing of the FPO acquisition on October 2nd.”

Results for the Quarter Ended September 30, 2017:

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $11.0 million, or $0.11 per diluted share, for the quarter ended September 30, 2017, compared to net income of $11.6 million, or $0.16 per diluted share, for the quarter ended September 30, 2016. The weighted average number of diluted common shares outstanding was 97.0 million for the quarter ended September 30, 2017 and 71.1 million for the quarter ended September 30, 2016.

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2017 were $39.6 million, or $0.41 per diluted share, compared to Normalized FFO for the quarter ended September 30, 2016 of $38.6 million, or $0.54 per diluted share.

Reconciliations of net income determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Nine Months Ended September 30, 2017:

Net income determined in accordance with GAAP was $30.1 million, or $0.38 per diluted share, for the nine months ended September 30, 2017, compared to net income of $45.8 million, or $0.64 per diluted share, for the nine months ended September 30, 2016. The weighted average number of diluted common shares outstanding was 79.9 million for the nine months ended September 30, 2017 and 71.1 million for the nine months ended September 30, 2016.

Normalized FFO for the nine months ended September 30, 2017 were $121.9 million, or $1.53 per diluted share, compared to Normalized FFO for the nine months ended September 30, 2016 of $126.3 million, or $1.78 per diluted share.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2017 and 2016 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2017, GOV entered into aggregate new and renewal leases for 436,102 rentable square feet at weighted (by rentable square feet) average rents that were 0.6% below prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended September 30, 2017 was 8.4 years. Leasing concessions and capital commitments for new and renewal leases entered into during the quarter ended September 30, 2017 were $7.9 million, or $2.16 per square foot, per lease year. GOV's leasing during the quarter ended September 30, 2017 included approximately 393,000 square feet executed with government tenants for a weighted average (by rentable square feet) lease term of 8.5 years, weighted average (by rentable square feet) rents that were 0.2% higher than prior rents for the same space and leasing concessions and capital commitments of $1.98 per square foot per weighted average lease year.

As of each of September 30, 2017 and September 30, 2016, 95.0% of GOV’s rentable square feet at properties classified as continuing operations was leased. Occupancy for properties classified as continuing operations and owned continuously since July 1, 2016, or same properties, was 94.8% as of September 30, 2017, which compares with 95.0% as of September 30, 2016. Same properties net operating income, or NOI, increased 2.6% and same properties cash basis NOI, or Cash Basis NOI, increased 4.5% for the quarter ended September 30, 2017 compared to the same period in 2016.

Reconciliations of net income determined in accordance with GAAP to NOI and to Cash Basis NOI for the quarters ended September 30, 2017 and 2016 appear later in this press release.

Recent Acquisition Activities:

In September 2017, GOV acquired transferable development rights that will allow GOV to expand a property it owns in Washington, D.C. for a purchase price of $2.0 million, excluding acquisition costs.

On October 2, 2017, GOV completed its previously announced acquisition of First Potomac Realty Trust (NYSE: FPO), or FPO, including 39 office properties (74 buildings) with approximately 6.5 million rentable square feet that were 93.3% occupied as of September 30, 2017 (including two properties owned by joint ventures in which GOV acquired FPO's 50% and 51% interests). GOV acquired FPO for an aggregate transaction value of approximately $1.4 billion.

Recent Disposition Activities:

In August 2017, GOV sold a vacant office property (one building) located in Falls Church, VA with 164,746 rentable square feet for $13.5 million, excluding closing costs.

In October 2017, GOV sold a vacant office property (one building) located in Albuquerque, NM with 29,045 rentable square feet for $2.0 million, excluding closing costs.

Recent Financing Activities:

In July and August 2017, GOV sold an aggregate of 27,907,029 of its common shares in an underwritten public offering at a price to the public of $18.50 per share. The aggregate net proceeds from these sales were $493.9 million, after payment of the underwriters' discount and other offering expenses. GOV used part of the proceeds from these sales to repay amounts outstanding under its revolving credit facility and used the remaining proceeds to finance, in part, the acquisition of FPO.

In July 2017, GOV issued $300.0 million of 4.000% senior unsecured notes due 2022 in an underwritten public offering. GOV used the approximately $295.4 million of net proceeds from this offering after payment of the underwriters' discount and other offering expenses, to finance, in part, the acquisition of FPO.

Conference Call:

On Tuesday, October 31, 2017, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s third quarter 2017 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Tuesday, November 7, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10113394. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s third quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2017 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which owns properties leased primarily to the U.S. Government and state governments located throughout the United States. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING ACTIVITIES AND OPERATING RESULTS MAY IMPLY THAT SIMILAR RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR IMPROVED LEASING OR OPERATING RESULTS IN THE FUTURE. FURTHER, MR. BLACKMAN STATES THAT THE FPO ACQUISITION EXPANDS GOV’S BUSINESS STRATEGY AND

PROVIDES INCREASED SCALE, WHICH GOV EXPECTS WILL HAVE ENDURING BENEFITS FOR IT AND ITS SHAREHOLDERS. HOWEVER, GOV MAY FAIL TO EXECUTE SUCCESSFULLY ON ITS EXPANDED BUSINESS STRATEGY OR THAT STRATEGY MAY NOT OTHERWISE BENEFIT GOV AND GOV’S INCREASED SCALE MAY NOT BENEFIT GOV; AS A RESULT, GOV AND ITS SHAREHOLDERS MAY NOT REALIZE ENDURING OR ANY BENEFITS FROM THE FPO TRANSACTION.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Rental income	$70,179	$64,478	$209,362	$192,150

Expenses:
Real estate taxes	8,862	7,591	24,980	22,810
Utility expenses	5,408	5,483	14,186	13,330
Other operating expenses	14,867	13,854	44,046	40,031
Depreciation and amortization	20,781	18,404	61,949	54,713
Loss on impairment of real estate	230	—	230	—
Acquisition related costs	—	147	—	363
General and administrative (1)	3,266	3,816	12,314	11,350
Total expenses	53,414	49,295	157,705	142,597

Operating income	16,765	15,183	51,657	49,553
Dividend income	304	304	911	667
Interest income	1,715	47	1,843	63
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $990, $805, $2,605 and $2,024, respectively)	(16,055)	(12,608)	(43,599)	(32,286)
(Loss) gain on early extinguishment of debt	(1,715)	—	(1,715)	104
Gain on issuance of shares by Select Income REIT	51	72	72	88
Income from continuing operations before income taxes
and equity in earnings of investees	1,065	2,998	9,169	18,189
Income tax expense	(22)	(13)	(65)	(63)
Equity in earnings of investees	9,484	8,668	20,804	28,002
Income from continuing operations	10,527	11,653	29,908	46,128
Income (loss) from discontinued operations	462	(154)	173	(429)
Income before gain on sale of property	10,989	11,499	30,081	45,699
Gain on sale of property	—	79	—	79
Net income	$10,989	$11,578	$30,081	$45,778

Weighted average common shares outstanding (basic)	96,883	71,054	79,778	71,041
Weighted average common shares outstanding (diluted)	96,958	71,084	79,852	71,064

Per common share amounts (basic and diluted):
Income from continuing operations	$0.11	$0.16	$0.37	$0.65
Income (loss) from discontinued operations	$—	$—	$—	$(0.01)
Net income	$0.11	$0.16	$0.38	$0.64

(1)	General and administrative expenses for the three months ended September 30, 2017 include the reversal of $893 of previously accrued estimated business management incentive fees.

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$10,989	$11,578	$30,081	$45,778
Add: Depreciation and amortization	20,781	18,404	61,949	54,713
FFO attributable to SIR investment	18,429	17,264	47,982	53,609
Loss on impairment of real estate	230	—	230	—
Less: Equity in earnings of SIR	(9,453)	(8,655)	(20,271)	(27,895)
Increase in carrying value of property included in discontinued operations	(619)	—	(619)	—
Gain on sale of property	—	(79)	—	(79)
FFO	40,357	38,512	119,352	126,126
Add (less): Acquisition related costs	—	147	—	363
Loss (gain) on early extinguishment of debt	1,715	—	1,715	(104)
Normalized FFO attributable to SIR investment	16,903	17,267	48,900	53,629
FFO attributable to SIR investment	(18,429)	(17,264)	(47,982)	(53,609)
Gain on issuance of shares by SIR	(51)	(72)	(72)	(88)
Estimated business management incentive fees (2)	(893)	—	—	—
Normalized FFO	$39,602	$38,590	$121,913	$126,317

Weighted average common shares outstanding (basic)	96,883	71,054	79,778	71,041
Weighted average common shares outstanding (diluted)	96,958	71,084	79,852	71,064

Per common share amounts:
Net income (basic and diluted)	$0.11	$0.16	$0.38	$0.64
FFO (basic)	$0.42	$0.54	$1.50	$1.78
FFO (diluted)	$0.42	$0.54	$1.49	$1.77
Normalized FFO (basic and diluted)	$0.41	$0.54	$1.53	$1.78
Distributions declared per share	$0.43	$0.43	$1.29	$1.29

(1)
GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO differs from NAREIT's definition of FFO because GOV includes Select Income REIT's, or SIR's, Normalized FFO attributable to GOV's equity investment in SIR (net of FFO attributable to GOV's equity investment in SIR). includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and GOV excludes acquisition related costs expensed under GAAP, gains and losses on issuance of shares by SIR and gains and losses on early extinguishment of debt. GOV considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of GOV's operating performance or as measures of

GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)
Incentive fees under GOV’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in GOV’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although GOV recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, GOV does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income for the three months ended September 30, 2017 includes an $893 reversal of estimated business management incentive fee expense accrued in the three months ended June 30, 2017.

Government Properties Income Trust
Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI (2):
Rental income (3)	$70,179	$64,478	$209,362	$192,150
Property operating expenses	(29,137)	(26,928)	(83,212)	(76,171)
Property net operating income (NOI)	41,042	37,550	126,150	115,979
Non-cash straight line rent adjustments included in rental income (3)	(711)	(1,205)	(3,115)	(1,789)
Lease value amortization included in rental income (3)	619	370	1,863	1,103
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(363)	(363)
Cash Basis NOI	$40,829	$36,594	$124,535	$114,930

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$10,989	$11,578	$30,081	$45,778
Gain on sale of property	—	(79)	—	(79)
Income before gain on sale of property	10,989	11,499	30,081	45,699
(Income) loss from discontinued operations	(462)	154	(173)	429
Income from continuing operations	10,527	11,653	29,908	46,128
Equity in earnings of investees	(9,484)	(8,668)	(20,804)	(28,002)
Income tax expense	22	13	65	63
Gain on issuance of shares by SIR	(51)	(72)	(72)	(88)
Loss (gain) on early extinguishment of debt	1,715	—	1,715	(104)
Interest expense	16,055	12,608	43,599	32,286
Interest income	(1,715)	(47)	(1,843)	(63)
Dividend income	(304)	(304)	(911)	(667)
Operating income	16,765	15,183	51,657	49,553
General and administrative	3,266	3,816	12,314	11,350
Acquisition related costs	—	147	—	363
Loss on impairment of real estate	230	—	230	—
Depreciation and amortization	20,781	18,404	61,949	54,713
NOI	41,042	37,550	126,150	115,979
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(363)	(363)
Lease value amortization included in rental income (3)	619	370	1,863	1,103
Non-cash straight line rent adjustments included in rental income (3)	(711)	(1,205)	(3,115)	(1,789)
Cash Basis NOI	$40,829	$36,594	$124,535	$114,930

Reconciliation of NOI to Same Property NOI (5)(6):
Rental income	$70,179	$64,478	$209,362	$192,150
Property operating expenses	(29,137)	(26,928)	(83,212)	(76,171)
Property NOI	41,042	37,550	126,150	115,979
Less: NOI of properties not included in same property results	(2,529)	—	(12,720)	(3,364)
Same property NOI	$38,513	$37,550	$113,430	$112,615

Calculation of Same Property Cash Basis NOI (5)(6):
Same property NOI	$38,513	$37,550	$113,430	$112,615
Add: Lease value amortization included in rental income (3)	392	370	1,271	1,112
Less: Non-cash straight line rent adjustments included in rental income (3)	(549)	(1,205)	(2,349)	(1,612)
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(363)	(363)
Same property Cash Basis NOI	$38,235	$36,594	$111,989	$111,752

(1)
GOV calculates NOI and Cash Basis NOI as shown above. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that GOV records as depreciation and amortization. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of our operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

(5)
For the three months ended September 30, 2017 and 2016, same property NOI and same property cash basis NOI are based on properties GOV owned as of September 30, 2017 and which it owned continuously since July 1, 2016.

(6)
For the nine months ended September 30, 2017 and 2016, same property NOI and same property cash basis NOI are based on properties GOV owned as of September 30, 2017 and which it owned continuously since January 1, 2016.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$269,332	$267,855
Buildings and improvements	1,660,379	1,620,905
Total real estate properties, gross	1,929,711	1,888,760
Accumulated depreciation	(331,069)	(296,804)
Total real estate properties, net	1,598,642	1,591,956
Equity investment in Select Income REIT	475,265	487,708
Assets of discontinued operations	—	12,541
Acquired real estate leases, net	99,953	124,848
Deposit escrow for FPO acquisition	651,696	—
Cash and cash equivalents	551,707	29,941
Restricted cash	509	530
Rents receivable, net	47,461	48,458
Deferred leasing costs, net	22,250	21,079
Other assets, net	89,484	68,005
Total assets	$3,536,967	$2,385,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$565,000	$160,000
Unsecured term loans, net	547,682	547,171
Senior unsecured notes, net	943,543	646,844
Mortgage notes payable, net	26,561	27,837
Liabilities of discontinued operations	—	45
Accounts payable and other liabilities	63,525	54,019
Due to related persons	4,297	3,520
Assumed real estate lease obligations, net	8,832	10,626
Total liabilities	2,159,440	1,450,062

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 and 100,000,000 shares authorized, respectively, 99,145,921 and 71,177,906 shares issued
and outstanding, respectively	991	712
Additional paid in capital	1,968,249	1,473,533
Cumulative net income	126,410	96,329
Cumulative other comprehensive income	46,980	26,957
Cumulative common distributions	(765,103)	(662,527)
Total shareholders’ equity	1,377,527	935,004
Total liabilities and shareholders’ equity	$3,536,967	$2,385,066